SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-13442	93-0786033
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777

(Address of principal executive offices) (Zip Code)

(503) 685-7000

(Registrants’ telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Item 5.    Other Events and Required FD Disclosure

On August 6, 2003, Mentor Graphics announced the closing of a private offering of $110,000,000 in aggregate principal amount of convertible subordinated debentures to be issued to qualified institutional buyers pursuant to Rule 144A. For additional information concerning this offering, refer to the exhibit contained in this Current Report on Form 8-K.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

The following exhibit is filed as part of this Report:

No.	Exhibit

99.1	Press Release dated August 6, 2003 regarding the closing of Convertible Subordinated Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2003

MENTOR GRAPHICS CORPORATION
(Registrant)

By:	/s/ GREGORY K. HINCKLEY
Gregory K. Hinckley
President and Chief Operating Officer